UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 12, 2020
Date of Report (Date of earliest event reported)

TechnipFMC plc
(Exact name of registrant as specified in its charter)

England and Wales	001-37983	98-1283037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One St. Paul’s Churchyard
London, EC4M 8AP
United Kingdom
(Address of Principal Executive Offices) (Zip Code)

+44 203 429 3950
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary shares, $1.00 par value per share	FTI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendments to Revolving Credit Facility Agreements

On June 12, 2020, the Company entered into Amendment No 1. to its $2.5 billion senior unsecured revolving credit facility agreement (the “RCF”) and an Amendment and Restatement Agreement to its €500 million senior unsecured revolving credit facility agreement (the “Euro Facility”).  Capitalized terms used in this Form 8-K but not defined have the meaning provided in the relevant credit facility agreements.

The amendments permit the Company to include  approximately $3.2 billion of goodwill (which was impaired in the quarter ended March 31, 2020) to the calculation of Consolidated Net Worth.  These amendments are permanent for the purpose of calculating the Company’s Total Capitalization Ratio for purposes of quarterly compliance and are effective through the respective expirations of the RCF and Euro Facility.

The Company’s Total Capitalization Ratio would have been 38% if these amendments were in effect as of March 31, 2020.

The Total Capitalization Ratio covenant is unchanged with a threshold of 60% at the end of any financial quarter.

The foregoing descriptions are a summary of the key terms of Amendment No. 1 to the RCF and the Amendment and Restatement Agreement to the Euro Facility, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation and Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01. above is incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Desciption of Exhibit

10.1
Amendment No. 1 to $2,500,000,000 Facility Agreement, dated as of June 12, 2020, by and among TechnipFMC plc, FMC Technologies, Inc. and Technip Eurocash SNC, as borrowers; JPMorgan Chase Bank, N.A., as agent and an arranger; SG Americas Securities LLC as an arranger; and the other lenders party thereto.

10.2
Amendment and Restatement Agreement to €500,000,000 Facility Agreement dated as of June 12, 2020 between TechnipFMC plc and Technip Eurocash SNC, as borrowers; HSBC France, as Agent; and the lenders party thereto.

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnipFMC plc

	By:	/s/ Dianne B. Ralston
Date: June 15, 2020		Name:	Dianne B. Ralston
		Title:	Executive Vice President,
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Desciption of Exhibit
10.1
Amendment No. 1 to $2,500,000,000 Facility Agreement, dated as of June 12, 2020, by and among TechnipFMC plc, FMC Technologies, Inc. and Technip Eurocash SNC, as borrowers; JPMorgan Chase Bank, N.A., as agent and an arranger; SG Americas Securities LLC as an arranger; and the other lenders party thereto.

10.2
Amendment and Restatement Agreement to €500,000,000 Facility Agreement dated as of June 12, 2020 between TechnipFMC plc and Technip Eurocash SNC, as borrowers; HSBC France, as Agent; and the lenders party thereto.

104	Inline XBRL for the cover page of this Current Report on Form 8-K